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                                           EXHIBIT 11.01


COMPUTATION OF NET LOSS PER SHARE
(in thousands, except per share data)


                                                      THREE MONTHS ENDED
                                                          DECEMBER 31,
                                                      1996           1995
                                                    --------       --------

Primary:
Average common shares outstanding                    54,660         17,248
Net effect of dilutive stock
     options - based on the modified treasury
     stock method using average
     market price                                         -              -
                                                     -------        -------

Totals                                                54,660         17,248
                                                     -------        -------
                                                     -------        -------
Net loss applicable to common shareholders             $(869)       $(9,783)
                                                     -------        -------
                                                     -------        -------
Per share amount                                      $(0.02)        $(0.57)
                                                     -------        -------
                                                     -------        -------

Fully diluted:
Average common shares outstanding                     54,660         17,248
Net effect of dilutive stock
     options - based on the modified treasury
     stock method using quarter end market price
     which is greater than average market price            -              -
                                                     -------        -------

Totals                                                54,660         17,248
                                                     -------        -------
                                                     -------        -------

Net loss applicable to common shareholders             $(869)       $(9,783)
                                                     -------        -------
                                                     -------        -------
Per share amount*                                     $(0.02)        $(0.57)
                                                     -------        -------
                                                     -------        -------


* The primary net loss per share is shown in the statements of operations. Net loss per share under the primary and fully diluted calculations are equivalent.